                                                                    EXHIBIT 23.2

                                 March 30, 2009

For:
INKSURE TECHNOLOGIES INC.

Attn: Mr. Tzlil Peker

                    RE: INKSURE TECNOLOGIES INC. - FORM 10-K

We hereby confirm our consent to use the name of this firm in connection with the Risk Factors under the headlines "Under current Israeli law, Inksure Ltd.
May not be able to enforce covenants not to compete" (page 15) and "Under
Israeli Law, our stockholders may face difficulties in the enforcement of civil liabilities" from the word "However, subject to (11th line)..." through the end of the paragraph (page 16), of the Annual Report on Form 10-K for the year ended
December 31, 2008 filed by you with the U.S. Securities and Exchange Commission.

                                                Very truly yours,

                                          /s/ Yossi Avraham, Arad & Co.
                                          -----------------------------
                                             Yossi Avraham, Arad & Co.